UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2008
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas		77067

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 28, 2008 the Compensation, Benefits and Stock Option Committee (the “Compensation Committee”) of the Board of Directors of Noble Energy, Inc. (the “Company”) approved the immediate vesting of certain restricted shares of the Company’s common stock held by Alan R. Bullington, who retired as Senior Vice President — International Division of the Company on May 1, 2008. Specifically, the Compensation Committee approved the immediate vesting of a total of 13,629 restricted shares that were awarded to Mr. Bullington under the Company’s 1992 Stock Option and Restricted Stock Plan as follows:

	Restricted	Restricted Shares Approved	Restricted Shares
Award Date	Shares Awarded	for Immediate Vesting	Forfeited
February 1, 2007	12,763	9,572	3,191
February 1, 2008	10,142	4,057	6,085

Total	22,905	13,629	9,276

The remaining 9,276 unvested shares of restricted stock held by Mr. Bullington were forfeited to the Company on May 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: June 2, 2008	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel & Secretary